UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NAVITRAK INTERNATIONAL CORPORATION (Exact name of registrant as specified in its charter)

Nevada (State of incorporation or organization)	91-1918321 (I.R.S. Employer Identification No.)

400 - 1190 Barrington Street, Halifax, Nova Scotia, Canada (Address of principal executive offices)	B3H 2R4 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered Not applicable	Name of each exchange on which each class is to be registered Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X ]

Securities Act registration statement file number to which this form relates: 333-130775 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

Item 1.	Description of Registrant's Securities to be Registered.

The description of the Registrant's securities contained in the Registrant's Registration Statement on Form SB-2, as amended, filed with the commission under File No. 333-130775, is incorporated by reference into this registration statement.

Item 2.	Exhibits.

The following exhibits are filed with and/or are incorporated by reference into this registration statement:

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Incorporation (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)
3.2	By-laws (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)
3.3

Articles of Amendment of Articles of Incorporation filed with the Nevada Secretary of State July 29, 1999 (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)

3.4

Articles of Amendment of Articles of Incorporation filed with the Nevada Secretary of State August 29, 2001 (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)

3.5	Articles of Merger filed with the Nevada Secretary of State October 4, 2001 (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)
3.6	Articles of Merger filed with the Nevada Secretary of State October 10, 2001 (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)
3.7	Certificate of Articles of Amendment filed with the Nevada Secretary of State October 18, 2001 (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)
3.8	Articles of Merger filed with the Nevada Secretary of State November 3, 2004 (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)
3.9	Certificate of Amendment filed with the Nevada Secretary of State July 21, 2005 (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)
4.1	Form of Share Certificate (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)

5.1	Opinion of Clark Wilson LLP regarding the legality of the securities being registered (incorporated by reference from our Registration Statement of Form SB-2/A filed on December 29, 2006)
10.1	2005 Incentive Plan (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)
10.2	Amended and Restated 2005 Incentive Plan (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)
10.3	2004 Incentive Plan (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)
10.4	Amended and Restated 2004 Incentive Plan (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)
10.5	Employment Agreement with Herbert Lustig (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)
10.6	Consulting Agreement with AD Butler and Associates (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)
10.7	Employment Agreement with Ping Chen (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)
10.8	Employment Agreement with Yulia Lazukova (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)
10.9	Employment Agreement with Robert D. Gallant (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)
10.10	Employment Agreement with Dr. Adam Wolinski (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)
10.11	Consulting Agreement with G.M. Capital Partners (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)
10.12	2005 Form of Stock Option Agreement (Non-Qualified) (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)
10.13	2004 Form of Stock Option Agreement (Non-Qualified) (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)
10.14	2005 Form of Offshore Offering Subscription Agreement (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)
10.15	2004 Form of Offshore Offering Subscription Agreement (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)
10.16	Amended and Restated Consulting Agreement with G.M. Capital Partners, Ltd.
10.17

Atlantic Canada Opportunities Agency Business Development Program Contract dated January 20, 1999 with Navitrak Engineering Incorporated (Project # 6004-60-30,916-1) (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)

10.18

Amendment #1 dated July 18, 2000 to Atlantic Canada Opportunities Agency Business Development Program Contract (Project #6004-60-30,916-1) (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)

10.19

Amendment #2 dated August 22, 2002 to Atlantic Canada Opportunities Agency Business Development Program Contract (Project #6004-60-30,916-1) (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)

10.20

Amendment #3 dated April 9, 2003 to Atlantic Canada Opportunities Agency Business Development Program Contract (Project #6004-60-30,916-1) (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)

10.21

Amendment #4 dated November 4, 2003 to Atlantic Canada Opportunities Agency Business Development Program Contract (Project #6004-60-30,916-1) (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)

10.22

Amendment #5 dated July 5, 2004 to Atlantic Canada Opportunities Agency Business Development Program Contract (Project #6004-60-30,916-1) (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)

10.23

Amendment #6 dated January 10, 2005 to Atlantic Canada Opportunities Agency Business Development Program Contract (Project #6004-60-30,916-1) (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)

10.24

Contract dated March 9, 2004 between Atlantic Canada Opportunities Agency and Navitrak Engineering Incorporated, Navitrak International Corporation and Navitrak Systems Inc. (Project #183782) (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)

10.25

Amendment #1 dated February 8, 2005 to Contract between Atlantic Canada Opportunities Agency and Navitrak Engineering Incorporated and Navitrak International Corporation (Project #183782) (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)

10.26

Evaluation Agreement (North America) between NAVTEQ North America and Navitrak International Corporation (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)

10.27

Data License and Reseller Agreement effective March 30, 2001 between Navigation Technologies Corporation and Navitrak International Corporation (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)

10.28

Third Amendment to Data License Agreement and Territory Licenses No. 1 and 2 between NAVTEQ North America, LLC and Navitrak International Corporation (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)

10.29

Fourth Amendment to Data License Agreement and Territory Licenses No. 1 and 2 between NAVTEQ North America, LLC and Navitrak International Corporation (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)

10.30	Amendment No. 1 to NRC Contribution Agreement No. 376225PA (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)
10.31	Consent of Atlantic Canada Opportunities Agency for Projects 165474, 166156, 181936 and 183782 (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)
10.32

Industrial Research Program Repayable Contribution Agreement, Project #376225, effective January 4, 2000 (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)

10.33	Amendments to PEMD Project No. N470834 (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)
10.34	Amendment No. 3 to NRC Contribution Agreement No. 376225PA (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)
10.35	Amendment No. 4 to NRC Contribution Agreement No. 376225PA (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)
10.36	Amendment No. 5 to NRC Contribution Agreement No. 376225PA (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)
10.37	Amendment No. 6 to NRC Contribution Agreement No. 376225PA (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)
10.38	Amendment No. 7 to NRC Contribution Agreement No. 376225PA (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)
10.39

Second Amendment to Data License Agreement and Territory Licenses No. 1 and 2 between NAVTEQ North America, LLC and Navitrak International Corporation (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)

10.40	ACOA Business Development Program Contract, Project No: 6004-60-29-678-1 (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)

10.41	ACOA Business Development Program Loan, Project No. 6004-60-29-687-1 (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)
10.42	Schedule 1 to Agreement for Market Development Strategies, Project No. 7997-470834 (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)
10.43

Atlantic Innovation Fund Contract between Atlantic Canada Opportunities Agency and Navitrak Engineering Incorporated and Navitrak International Corporation, Contract Number 181936, dated December 22, 2004 (incorporated by reference from our Registration Statement on Form SB-2/A filed on March 28, 2006)

10.44	Approval of Request for Payment, Project #181936, dated 2005/02/24 (payment No. 1) (incorporated by reference from our Registration Statement on Form SB-2/A filed on March 28, 2006)
10.45	Approval of Request for Payment, Project #181936, dated 2005/03/22 (payment No. 2) (incorporated by reference from our Registration Statement on Form SB-2/A filed on March 28, 2006)
10.46	Approval of Request for Payment, Project #181936, dated 2005/08/08 (payment No. 3) (incorporated by reference from our Registration Statement on Form SB-2/A filed on March 28, 2006)
10.47	Approval of Request for Payment, Project #181936, dated 2005/08/18 (payment No. 4) (incorporated by reference from our Registration Statement on Form SB-2/A filed on March 28, 2006)
10.48	Approval of Request for Payment, Project #181936, dated 2005/09/15 (payment No. 5) (incorporated by reference from our Registration Statement on Form SB-2/A filed on March 28, 2006)
10.49	Amendment No. 8 to NRC Contribution Agreement No. 376225(incorporated by reference from our Registration Statement on Form SB-2/A filed on March 28, 2006)
10.50

Amendment No. 1 to Atlantic Innovation Fund Contract between Atlantic Canada Opportunities Agency and Navitrak Engineering Incorporated and Navitrak International Corporation, Contract Number 181936 (incorporated by reference from our Registration Statement on Form SB-2/A filed on July 24, 2006)

10.51	Employment Agreement with Randall Cohn (incorporated by reference from our Registration Statement on Form SB-2/A filed on July 24, 2006)
10.52	Agreement and Mutual Release between Navitrak International Corporation and Joel Strickland (incorporated by reference from our Registration Statement on Form SB-2/A filed on July 24, 2006)
10.53

Amendment #3 dated June 8, 2006 to Atlantic Canada Opportunities Agency Business Development Program Contract (Project #183782) (incorporated by reference from our Registration Statement on Form SB-2/A filed on July 24, 2006)

10.54	Amendment #1 to Atlantic Innovation Fund Contract (Project #181836) (incorporated by reference from our Registration Statement on Form SB-2/A filed on July 24, 2006)
10.55	Amendment to Second Amendment and Restated Consulting Agreement with G. M. Capital Partners, Ltd. (incorporated by reference from our Registration Statement of Form SB-2/A filed on November 9, 2006)
10.56	Consulting Services Agreement with ASMI – Advance Systems Marketing International Inc.(incorporated by reference from our Registration Statement of Form SB-2/A filed on December 29, 2006)
21.1

Subsidiaries of Navitrak International Corporation (incorporated by reference from our Registration Statement on Form SB-2 filed on December 30, 2005)

Navitrak Engineering Incorporated
Navitrak Sales Corporation
0705951 B.C. Ltd.

Navitrak Technologies Inc.

23.1	Consent of BDO Dunwoody LLP on Navitrak International Corporation (incorporated by reference from our Registration Statement of Form SB-2/A filed on December 29, 2006)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NAVITRAK INTERNATIONAL CORPORATION

By: /s/ Robert Knight

Robert Knight

President and Director

(Principal Executive Officer)

Date: January 22, 2007